UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2006 (January 6, 2006)

NATCO Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15603	22-2906892

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 North Loop West, 7th Floor, Houston, Texas		77092
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (713) 638-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective January 9, 2006, Knut Eriksen will join the Company as Senior Vice President -- Engineered Systems. Mr. Eriksen, 55, has over twenty years' experience in the oil and gas engineering and construction industries. Since 2001, he has held various positions with Aker Kvaerner, Inc., serving most recently as Senior Vice President, Head of Operations, Deepwater Business Unit. From 2000 to 2001, Mr. Eriksen served as President of Knut Eriksen Enterprises, a consulting firm for oil companies and contractors. From 1998 to 1999, he served as Vice President, Worldwide Deepwater Development, for Unocal Corporation. Prior to 1998, Mr. Erikson held various positions with Aker Maritime ASA.

On January 6, 2006, we entered into an employment agreement with Knut Eriksen pursuant to which he will serve as Senior Vice President -- Engineered Systems of our Oil & Water Technologies segment commencing January 9, 2006. The material terms of the agreement are summarized below.

The agreement is for a term expiring December 31, 2008 unless sooner terminated in accordance with its terms. Under the agreement, Mr. Eriksen is entitled to receive an annual salary of at least $250,000, and, commencing in 2006, is eligible to receive an annual bonus with a target award of 50% of his base salary, based on our financial performance and other criteria to be determined annually by our Board. He also will receive a one-time bonus payment of $125,000 within 15 days after his first day of employment with the Company. Such bonus shall be forfeited to the Company if Mr. Eriksen voluntarily terminates his employment with the Company or a subsidiary prior to January 1, 2007 or if the Company terminates Mr. Eriksen for cause prior to January 1, 2007.

Under the agreement, effective January 9, 2006, Mr. Eriksen will be awarded nonqualified stock options to acquire up to 25,000 shares of our common stock under the 2004 Stock Incentive Plan having an exercise price equal to the fair market value of our common stock on the date of grant, vesting in three installments on the first, second and third anniversaries of the date of grant and having a term of 10 years. Mr. Eriksen must continue to hold at least one-third of the stock issued following exercise of such options for at least three years after exercise, unless he sooner leaves the Company, a Corporate Change (as defined in the 2004 Stock Incentive Plan) occurs or the committee responsible for administration of the plan otherwise approves. He also will be awarded, effective January 9, 2006, 15,000 restricted shares under our 2004 Stock Incentive Plan, with the restrictions to lapse on the third anniversary of the date of grant, subject to certain adjustments and conditions, or, if earlier, pursuant to Section VIII of the Plan or upon occurrence of a Corporate Change, subject to Mr. Eriksen's continued employment on the date of the applicable event. Mr. Eriksen must continue to hold at least one-third of this restricted stock for a period of three years after the restrictions lapse, unless he sooner leaves the Company, a Corporate Change occurs or the committee responsible for administration of the plan otherwise approves. In the event the Company terminates Mr. Eriksen without cause prior to the date the options vest in full or the restrictions lapse on the restricted stock, the options will immediately vest and the restrictions on the restricted stock will immediately lapse.

Upon any involuntary termination of the employment relationship by us or Mr. Eriksen prior to expiration of the term, Mr. Eriksen shall be entitled to receive his pro rata base salary and benefits (including payment for accrued, but unused, vacation) through the date of termination. Depending upon the type of involuntary termination, Mr. Eriksen or his estate may be entitled to additional compensation and/or benefits, as described below.

  Upon an involuntary termination by our Chief Executive Officer for any reason or by Mr. Eriksen by reason of a material breach by us of the terms of the agreement or for certain other reasons specified in the agreement, after execution of a release and in consideration of his continuing obligations under the agreement after termination (including his non-competition obligations), Mr. Eriksen shall be entitled to (1) an amount equal to one year's annual base salary; (2) a pro rata share of the amount of the target bonus compensation earned by him under any applicable bonus plan then in effect through the date of termination; (3) continuation of health insurance, dental insurance and life insurance benefits for Mr. Eriksen and eligible dependents for up to one year following the termination date; and (4) any deferred compensation previously earned under any of our plans.

If a Change in Control (as defined below) occurs within 6 months following such an involuntary termination, Mr. Eriksen shall be entitled to (1) an amount equal to one year's annual base salary, with the amount of such payment to be offset by any payment he has previously received under the foregoing provision; (2) an amount equal to the greater of (A) the target bonus compensation in effect at the time notice of termination is given or (B) the target bonus compensation in effect immediately preceding the Change of Control Date (as defined below), offset by any payment he has previously received under the foregoing provision; (3) continuation of health insurance, dental insurance and life insurance benefits for Mr. Eriksen and eligible dependents for 12 months following the termination date; and (4) any deferred compensation previously earned under any of our plans to the extent not previously paid. In addition, Mr. Eriksen shall receive a cash payment (a) with respect to any stock option that was forfeited as of the date of his termination of employment, equal to the difference between the closing price of our common stock as of the Change of Control Date and such option's exercise price (or, if the term of such option would have expired before the Change of Control Date, the difference between the closing price of our common stock as of the date of such option's expiration date and such option's exercise price) and (b) with respect to any restricted stock that is forfeited as of the date of his termination of employment, equal to the closing price of such stock as of the Change of Control Date, with such payment to be made within 30 days of the Change of Control Date.
  Upon an involuntary termination by reason of Mr. Eriksen's death or disability, Mr. Eriksen or his beneficiaries shall be entitled to (1) a pro rata share of the amount of the target bonus compensation earned by him under any applicable bonus plan then in effect through the date of termination; and (2) any deferred compensation previously earned under any of our plans.
  Upon an involuntary termination by our independent directors for any reason or by Mr. Eriksen by reason of a material breach by us of the terms of the agreement or for certain other reasons specified in the agreement within 12 months following a Change of Control, after execution of a release and in consideration of his continuing obligations under the agreement after such termination, Mr. Eriksen shall be entitled to (1) an amount equal to one year's annual base salary; (2) an amount equal to the greater of (A) the target bonus compensation in effect at the time notice of termination is given or (B) the target bonus compensation in effect immediately preceding the Change of Control Date; (3) continuation of health insurance, dental insurance and life insurance benefits for Mr. Eriksen and his eligible dependents for 12 months following the date of termination; and (4) any deferred compensation previously earned under any of our plans. In addition, notwithstanding the terms of the any related incentive plan or agreement, or any award agreement evidencing awards of stock options or restricted stock to purchase our common stock, in the event of a Change of Control while Mr. Eriksen is employed by us, (a) all outstanding stock options held by him shall fully vest as of the Change of Control Date and become immediately exercisable in accordance with their terms, (b) all restrictions on any of our restricted stock held by him shall lapse as of the Change of Control Date and (c) any such stock options shall be exercisable for 90 days after the date of termination, unless the term of the stock options expires before the end of such period, in which case the stock option shall be exercisable until the expiration of its term.

A "Change of Control" shall occur if: (1) we merge or consolidate with any other entity (other than one of our majority owned subsidiaries) and our shareholders own less than 50% of the surviving entity; (2) we sell all or substantially all of our assets to any other person or entity (other than (a) a sale of our equity interests or (b) a sale of assets to one of our majority owned subsidiaries and in connection therewith Mr. Eriksen becomes employed by such subsidiary, us or a partnership in which we are the general partner); (3) we are dissolved or liquidated; (4) any third person or entity together with its affiliates (including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall become, directly or indirectly, the beneficial owner of greater than 50% of our voting stock, based upon voting power (except as the result of a distribution of our voting securities to our shareholders); or (5) during such time as we have a class of voting securities registered under the Securities Exchange Act, the members of our Board of Directors ("Incumbent Board") on the effective date of such registration cease to constitute at least a majority of the Board, provided that any person becoming a director whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board, for purposes of this clause, shall be considered to be a member of the Incumbent Board. "Change of Control Date" shall mean the day on which a Change of Control becomes effective.

In all cases, the payments payable to Mr. Eriksen under the employment agreement on termination of the employment relationship shall be offset against any amounts to which he may otherwise be entitled under any and all of our severance plans and policies. If it is determined that any benefit, payment or distribution by us to or for the benefit of Mr. Eriksen (whether payable or distributable pursuant to the terms of the agreement or otherwise) would, if paid, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment shall be reduced to the extent necessary to avoid the imposition of the excise tax.

Upon his termination of employment, Mr. Eriksen will be subject to a one-year non-competition and non-solicitation provision under the employment agreement.

Statements made in this report that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. Forward-looking statements include statements regarding future events or the future performance of NATCO Group Inc., including but not limited to statements regarding our ability to reduce operating expenses and the amount of severance costs. These statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these statements. Readers are referred to our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as amended, which identify significant risk factors that could cause actual results to differ from those contained in the forward-looking statements. We assume no obligation to update this information, except as may be required by law.

Item 7.01 Regulation FD Disclosure.

We issued a press release on January 9, 2006 with respect to certain management changes, consolidation of UK operations and cost initiatives. A copy of this press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements, Pro forma Financial Information and Exhibits

(c) Exhibits

99.1 Press Release, dated January 9, 2006 reporting certain management changes, consolidation of UK operations and cost initiatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 9, 2006	NATCO GROUP INC.
By: /s/ Richard FitzGerald Name: Richard FitzGerald Title: Senior Vice President and Chief Financial Officer